Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2007, relating to the financial statements of BioSante Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K of BioSante Pharmaceuticals, Inc. for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
Chicago, IL
July 16, 2007